VOLUNTARY MUTUAL TERMINATION AND RELEASE AGREEMENT

This Voluntary Mutual Termination and Release Agreement ("Agreement") is entered into on February 9, 2024 ("Effective Date"), by and between TelBill, LLC, a Texas limited liability company ("Provider") and The Crypto Company, a Nevada corporation ("Client"). The Provider and the Client will sometimes be referred to as a "Party" and will be collectively referred to herein as the "Parties."

RECITALS

WHEREAS, Provider and Client entered into that certain Code Licensing Commercial Agreement dated August 29, 2023 (the "License Agreement") which is incorporated herein by reference; and

WHEREAS, Provider and Client desire to terminate the License Agreement as of the Effective Date of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby covenant, promise and agree as follows:

AGREEMENT

1. **Acknowledgment of Termination**. The Parties agree that upon the Effective Date of this Agreement, the aforesaid License Agreement shall be terminated in its entirety, and all rights and obligations of the parties flowing from the License Agreement shall immediately terminate and cease except as set forth herein. Beginning on the Effective Date, the Parties agree to abide by the confidentiality provisions set forth below, and to return any proprietary material in its possession.

2. **Trade Secrets and Proprietary Information**. The Parties hereby affirm and acknowledge their obligations relating to Confidential Information as set forth in Section 10.3 of the License Agreement, which provision is incorporated herein by reference.

3. **General Release**. As of the Effective Date, each Party does hereby compromise, settle, and absolutely, unconditionally, and fully release, discharge, and hold harmless for itself (and each of its respective heirs, executors, administrators, representatives, successors, assigns, officers, members, managers, directors, shareholders, employees, partners, and affiliates) (collectively, the "Releasing Parties") the other Party (and its past, present and future officers, directors, agents, attorneys, employees, shareholders, successors, assigns, members, managers, and affiliates) (collectively, the "Released Parties") for all purposes, of and from any and all claims, debts, demands, damages, costs, expenses, actions, causes of action, or suits of any kind whatsoever, at common law, statutory or otherwise, whether now known or not, whether contingent or matured, including, without limitation, any claim, demand, or cause of action arising out of or in connection with the License Agreement. The Releasing Parties further covenant and agree to never institute, prosecute or assist others to institute or prosecute, or in any way aid any claim, suit, action at law or in equity, or otherwise assert any claim against any or all of the Released Parties for any damages (actual, consequential, punitive or otherwise), injunctive relief, or other loss or injury either to person or property, cost, expense, attorneys' fees, amounts paid on account of recovery or settlement, or any other damage or harm whatsoever, based upon or arising out of any event, act, or omission that has occurred prior to the date hereof relating to the License Agreement. Nothing contained herein shall be a waiver by either Party of any claims arising under a state law regulating the relationship between Provider and Client if the jurisdictional requirements of such law are met and a waiver of such claims is prohibited by the applicable law.

The Parties hereby acknowledge and agree that the release set forth in this Section 3 is a general release, and further expressly waive and assume the risk of any and all claims for damages which exist as of this date but which the Parties do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect either Party's decision to enter into this Agreement.

4. **Full Release**. Except as is set forth in this Agreement, the Parties intend that this Agreement shall be effective as a full and final accord and satisfaction and release as to each of the Released Parties and shall extend to all matters, claims, demands, actions or causes of action of any kind or nature whatsoever which the Releasing Parties may have against each of the Released Parties. The Releasing Parties acknowledge that they may hereafter discover facts in addition to, or different from, those which they now know or believe to be true with respect to the subject matter of this Agreement but that, notwithstanding the foregoing, it is their intention hereby to fully, finally, completely and forever settle and release each other and that the release given herein shall be and remain irrevocably in effect as a full and complete general release notwithstanding the existence of any such additional or different facts.

5. **Termination of Warrants.** It is agreed and acknowledged by the Parties that immediately prior to the Effective Time, and without any action on the part of the Provider or the Client, all warrants issued by The Crypto Company to Provider (whether or not granted and whether or not vested) under the License Agreement shall be terminated and cancelled in full and rendered null and void. All past, current, or future obligations of the Parties under the warrants shall be extinguished, except as otherwise expressly set forth in this Agreement. The Provider will return the granted warrants for cancellation by the Client on the Effective Date. The Provider acknowledges and agrees that as of the Effective Date, it shall have no surviving right, title or interest in or to the warrants, any shares purchasable thereunder or any other option, warrant, right or interest to acquire any equity of The Crypto Company.

6. **No Coercion**. The Parties acknowledge that they are freely and voluntarily entering into this Agreement, not coerced by any person, and that they have been advised and afforded the opportunity to seek the advice of legal counsel of their choice with regard to this Agreement.

7. **Non-Disparagement and Confidentiality**. Each Party expressly covenants and agrees not to make any false representation of facts, or to defame, disparage, discredit or deprecate each other or otherwise communicate with any person or entity in a manner intending to damage each other, their business or their reputation.

8. **Notices**. Any notices given under this Agreement shall be in writing and if delivered by hand, or transmitted by U.S. certified mail, return receipt requested, postage prepaid, or via telegram or telefax, shall be deemed to have been given on the date so delivered or transmitted, if sent to the recipient at its address contained in the original License Agreement.

9. **Binding Effect**. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

10. **Amendments**. This Agreement may not be changed or modified except in a writing signed by all of the Parties hereto.

11. **Governing Law**. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

12. **Fees and Costs**. In any action to enforce, interpret or seek damages for violation of this Agreement, the prevailing Party shall recover all attorney's fees and litigation expenses.

13. **Severability**. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

14. **Authorization**. Each Party warrants that each individual executing this Agreement on behalf of their respective Parties is fully authorized to do so by each of the respective Parties and each individual executing this Agreement warrants that he or she is acting within the scope of his or her employment and authority in executing this Agreement.

15. **Counterparts**. This Agreement may be executed in counterparts, which shall be given the same force and effect as the original. This Agreement shall be effective when the signatures of all Parties have been affixed to counterparts.

16. **Entirety**. This Agreement contains the entire agreement between the Parties related to the subject matter hereof, and in entering into this Agreement, each Party represents that he, she, or it is doing so voluntarily and of his, her or its own free will, and have executed this Agreement below acknowledging that each Party has completely read and fully understands the terms of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Provider and Client have executed this Voluntary Mutual Termination and Release Agreement as of the day and year first above written.

PROVIDER

TELBILL, LLC

By: ______________________________
Name: Paris Holt
Title: CEO

CLIENT

THE CRYPTO COMPANY

By: ______________________________
Name: Ron Levy
Title: Chief Executive Officer